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                                                                   EXHIBIT 23(c)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement (Form S-4) of Huntington Bancshares Incorporated of our report dated January 16, 1997, relating to the consolidated financial statements of First Michigan Bank Corporation and its subsidiaries appearing in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, incorporated herein by reference.

We also consent to the reference to us under the caption "Experts" in the Joint Proxy Statement/Prospectus.


/s/ BDO Seidman, LLP


Grand Rapids, Michigan
June 26, 1997